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EXHIBIT 3.1

                            CASH TECHNOLOGIES, INC.

                 CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                    RIGHTS AND NUMBER OF SHARES OF SERIES B
                   8% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                        Pursuant to Section 151 of the
                       Delaware General Corporation Law

         The undersigned President and Secretary, respectively, of CASH TECHNOLOGIES, INC., a Delaware corporation (the "Corporation") certify that pursuant to authority granted to and vested in the Board of Directors of the corporation by the provisions of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has duly adopted the following resolutions creating the Series B 8% Cumulative Convertible Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation of the Corporation's Certificate of Incorporation, a series of preferred stock of the corporation be, and it hereby is, created out of the 1,000,000 shares of authorized but unissued shares of the preferred stock, par value $.01 per share, of the Corporation, such series to be designated Series B 8% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), to consist of 400,000 shares, par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation) as follows:

         (1)      Certain Definitions
                  -------------------

         Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

         Common Stock. The term "Common Stock" shall mean all shares now or
         ------------
hereafter authorized of any class of Common Stock, par value $.001 per share of the Corporation, and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         Conversion Date. The term "Conversion Date" shall have the meaning set
         ---------------
forth in subparagraph 4(d) below.

         Conversion Rate. The term "Conversion Rate" shall mean the rate per
         ---------------
share of Common Stock used to determine the number of shares of Common Stock deliverable upon conversion of a share of the Series B Preferred Stock, which rate shall be the Liquidation Price divided by the lesser of: (i) $5.50 per share; or (ii) the average closing price for the Company's Common Stock for the
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five (5) trading days ending on the trading day prior to the date of the
Conversion Notices; provided, however, in no event will the Conversion Rate be less than $2.50 per share.

         Conversion Shares. The shares of Common Stock issued or issuable to the
         -----------------
holders of the Series B Preferred Stock upon conversion thereof in accordance with the terms hereof.

         Dividend Date. The term "Dividend Date" shall mean June 30th of each
         -------------
year that any share of the Series B Preferred Stock is outstanding, commencing on June 30, 2001.

         Issue Date. The term "Issue Date" shall mean the date that shares of
         ----------
Series B Preferred Stock are first issued by the Corporation.

         Issue Price. The term issue price shall mean $5.00 per share of Series
         -----------
B Preferred Stock.

         Junior Stock. The term "Junior Stock" shall mean any class or series of
         ------------
capital stock of the Corporation, including the Common Stock, ranking junior to the Series B Preferred Stock in respect of the right to receive dividends, and for the purposes of paragraph below, any class or series of capital stock of the Corporation, including the Common Stock, ranking junior to the Series B Preferred Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

         Liquidation Price.  $5.00 per Share.
         -----------------

         Record Date. The term "Record Date" means the date set by the Board of
         -----------
Directors to determine the stockholders of the Corporation entitled to attend and vote at any meeting of stockholders or upon written consent.

         Redemption Date. The term 'Redemption Date" shall mean any date set by
         ---------------
the Corporation for redemption of all or a part of the Series B Preferred Stock in accordance with Section 6 hereof.

         Redemption Price.  The term "Redemption Price" shall mean $5.00 per
         ----------------
share of Series B Preferred Stock.

         Senior Stock. The term "Senior Stock" shall mean any class or series of
         ------------
stock of the Corporation issued after the Issue Date ranking senior to the Series B Preferred Stock in respect of the right to receive dividends, including without limitation, the Company's Series A Cumulative Convertible Preferred Stock of which 118,125 are outstanding and, for the purposes of paragraph 3 below, any class or series of stock of the Corporation issued after the Issue Date ranking senior to the Series B Preferred Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

         Subsidiary. The term "Subsidiary" shall mean any Corporation of which
         ----------
shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

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(2)      Dividends
         ---------

                  Each share of Series B Preferred Stock shall be entitled to cumulative annual dividends at the rate of 8% ($.40 per share) which will accrue from the Issue Date and be payable when and as declared by the Board of Directors out of funds legally available therefor, to holders of record on the 10th business day prior to the Dividend Date each year that any shares of Series B Preferred Stock are outstanding, in cash, or, at the option of the Company, in additional shares of Common Stock based upon a price per share of Common Stock equal to the average closing price of the Common Stock for the five (5) trading days ending on the Dividend Date. If any Dividend Date is not a business day, such Dividend Date shall be the next succeeding business day. In the event that pursuant to applicable law or contract the Corporation shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series B Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series B Preferred Stock shall be payable in additional shares of Series B Preferred Stock. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent. Dividends, if payable hereunder, shall be paid within 45 days of the Dividend Date.

         Dividends on the Series B Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series B Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such shares.

         Dividends on the Series B Preferred Stock will be junior to dividends on any series or class of Senior Stock and if at any time any dividend on Senior Stock is in default, the Corporation may not pay any dividend on the Series B Preferred Stock until all accrued and unpaid dividends on the Senior Stock for all prior periods and the current period are paid or declared and set aside for payment. The Series B Preferred Stock will have priority as to dividends over the Common Stock and any other series or class of the Corporation's Junior Stock, and no dividend (other than dividends payable solely in Junior Stock) may be paid on, and no purchase, redemption or other acquisition may be made by the Corporation of, any Junior Stock unless all accrued and unpaid dividends on the Series B Preferred Stock for all prior periods and the current period have been paid or declared and set apart for payment.

         (3)      Distributions Upon Liquidation, Dissolution or Winding Up.
                  ---------------------------------------------------------

                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series B Preferred Stock shall be entitled to be paid $5.00 per share, and no more, in cash and/or in property taken at its fair value as determined by the Board of Directors, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Series B Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series B Preferred Stock shall be

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insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another Corporation, Corporations, entity or other entities, nor the sale of all or substantially all of the assets of the Corporation shall be deemed a 1iquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3. Notwithstanding anything herein to the contrary, while any shares of Series B Preferred Stock are outstanding, the Corporation shall not establish any Senior Stock (exclusive of the Series A Preferred Stock which has been authorized as of the date of this Certificate of Designation) without the prior affirmative vote of a majority of the shares of Series B Preferred Stockholders.

         (4)      Conversion Rights
                  -----------------

                  The Series B Preferred Stock shall be convertible into Common Stock as follows:

         (a)      Optional Conversion. Subject to and upon compliance with the
                  -------------------
provisions of this paragraph 4, at any time following the Issue Date, the Series B Preferred Stock shall be convertible into fully paid and nonassessable shares of Common Stock, at the Conversion Rate, at the option of the holder of any shares of Series B Preferred Stock upon the terms hereinafter set forth; provided, however, the holder's right to convert the shares of Series B Preferred Stock shall terminate at 5:00 p.m. (Pacific Standard Time) on the Redemption Date. Notwithstanding anything to the contrary herein, the holders of the Series B Preferred Stock shall not have the right to convert the Series B Preferred Stock into more than 19.9% of the issued and outstanding shares of the Corporation's Common Stock as of the Issue Date until such time as the Corporation has received approval from its stockholders in accordance with the rules of the American Stock Exchange.


         (b)      Mechanics of Conversion. The holder of any shares of Series B
                  -----------------------
Preferred Stock may exercise the conversion right specified in subparagraph 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by Conversion Notice specifying the number of shares to be converted; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series B Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion of the shares may be exercised in whole or in part by the holder by faxing an executed and completed notice of conversion to the Corporation and delivering the original notice of conversion and the certificate representing the shares of Series B Preferred Stock being converted to the Corporation by express courier within three (3) business days of exercise. Conversion shall be deemed to have been effected on the date when delivery of the Conversion Notice and certificates for shares to be converted are delivered to the Corporation and such date is referred to herein as the "Conversion Date". Subject to the provisions of subparagraph 4(d)(iv), as promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(f). Subject to the provisions of subparagraph 4(d)(iv), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 4(a), the Corporation shall issue and deliver to or upon the written order of the holder

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of the certificate so surrendered for conversion, at the expense of the
Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (c)      Fractional Shares. No fractional shares of Common Stock or
                  -----------------
scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest multiplied by the Conversion Rate.

         (d)      Conversion Rate Adjustments. The Conversion Rate shall be
                  ---------------------------
subject to adjustment from time to time as follows:


                  (i)   Stock Dividends, Subdivisions, Reclassifications or
                        ---------------------------------------------------
Combinations. If the Corporation shall (A) declare a dividend or make a
------------
distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Rate shall be made whenever any event specified above shall occur.

                  (ii)  Other Distributions. In case the Corporation shall fix a
                        -------------------
record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class other than its Common Stock or (B) of evidence of indebtedness of the Corporation or any Subsidiary or (C) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 4(d)(i) above), or (D) of rights or warrants (excluding those referred to in subparagraph 4(d)(i) above), each holder of a share of Series B Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of Common Stock to which he is entitled, the amount of such shares, indebtedness or assets (or, at the option of the Corporation, the sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

                  (iii) Consolidation, Merger, Sale, Lease or Conveyance. In
                        ------------------------------------------------
case of any consolidation with or merger of the Corporation with or into another Corporation, or in case of any sale, lease or conveyance to another Corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series B Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series B Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as

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nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock.

                  (iv) Adjustment Upon Issuances of Common Stock below the Conversion Price. In case the Corporation shall issue any shares of Common Stock other than Excluded Stock (as defined below) in a transaction for a consideration per share less than the then existing Conversion Price applicable immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall be reduced to a price determined by dividing
(A) the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue, multiplied by the Conversion Price in effect immediately prior to such issue, plus (y) the consideration, if any, received by the Corporation upon such issue, by (B) the number of shares of Common Stock outstanding immediately after such issue. For the purposes of this clause 4(d)(iv), the following provisions shall also be applicable:

                           (1)      Convertible Securities, Options and Rights.
                                    ------------------------------------------
If the Corporation shall issue any stock, warrant, security, obligation, option or other right which directly or indirectly may be converted, exchanged, or satisfied in shares of Common Stock other than Excluded Stock, the maximum total number of shares of Common Stock issuable upon such conversion, exchange or other exercise of such securities or rights shall thereupon be deemed to have been issued and to be outstanding, and the consideration received by the Corporation therefor shall be deemed to include the sum of the consideration received for the issue of such securities or rights and the minimum additional consideration payable upon such conversion, exchange or other exercise of such securities or rights. No further adjustment shall be made for the actual issuance of Common Stock upon such conversion, exchange or other exercise of any such securities or rights. If the provisions of any such securities or rights with respect to purchase price or shares purchasable shall change or expire, any adjustment previously made hereunder therefor shall be readjusted to such as would have obtained on the basis of the securities or rights as modified by such change or expiration.

                           (2)      Consideration. In case the Corporation shall
                                    -------------
issue shares of Common Stock for consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors by any method that the Board of Directors deems appropriate (provided, however, that in the event that any such shares of Common Stock are to be issued to any person or entity in which any director or directors of the Corporation has an interest, such determination shall be made solely by those members of the Board of Directors who have no such interest).

                           (3)      Treasury Stock.  The number of shares of
                                    --------------
Common Stock outstanding at any given time shall include shares owned or held by or for the account of the Corporation, and the disposition of any such shares so owned or held shall not be considered an issue of Common Stock.

                           (4)      Excluded Stock. The term "Excluded Stock"
                                    --------------
shall mean (i) the shares of Common Stock issuable upon conversion of the Corporation's Series A Preferred Stock and Series B Preferred Stock and Series C Warrants; (ii) the shares of Common Stock issuable upon exercise of options and warrants, and conversions of convertible securities outstanding on the date of this Certificate of Designation; (iii) the shares of Common Stock issuable upon exercise of the warrant to be issued to the Placement Agent in connection with the placement of the Series B Preferred Stock; and (iv) options and shares of Common Stock issuable under the presently existing stock option plans and any future stock option plans approved by its stockholders.

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                  (v) Timing of Issuance of Additional Common Stock Upon Certain
                      ----------------------------------------------------------
Adjustments. In any case in which the provisions of this subparagraph (d) shall
-----------
require that any adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
(A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this paragraph 4, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (e)      Statement Regarding Adjustments. Whenever the Conversion Rate
                  -------------------------------
shall be adjusted as provided in subparagraph 4(d), the Corporation shall forthwith file, at the office of any transfer agent for the Series B Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Rate that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by registered or certified mail, return receipt requested, postage prepaid, to each holder of shares of Series B Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's independent public accountants, if applicable. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(f).

         (f)      Notice to Holders. In the event the Corporation shall propose
                  -----------------
to take any action of the type described in clause (d) (but only if the action would result in an adjustment in the Conversion Rate), (ii) or (iii) of subparagraph 4(d), the Corporation shall give notice to each holder of shares of Series B Preferred Stock, in the manner set forth in subparagraph 4(f), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not, however, affect the legality or validity of any such action.

         (g)      Costs. The Corporation shall pay all documentary, stamp,
                  -----
transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series B Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved In the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

         (h)      Reservation of Shares. The Corporation shall reserve at all
                  ---------------------
times so long as any shares of Series B Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

         (i)      Valid Issuance. All shares of Common Stock which may be issued
                  --------------
upon conversion of the shares of Series B Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

         (5)      Voting Rights
                  -------------

         The holders of record of shares of Series B Preferred Stock shall be entitled to the following voting rights:

         (i) The holders of the Series B Stock shall be entitled to vote together with the Common Stock on all matters on which the Corporation's Stockholders are entitled to vote. For purposes of this Section 5(a), the number of votes to which holders of the Series B Preferred Stock shall be entitled to cast shall be determined on a one vote per share basis.

         (ii) so long as any shares of Series B Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required under the Delaware General Corporation Law, without first obtaining the approval of at least a majority of the then outstanding shares of Series B Preferred Stock, given in person or by proxy either by written consent or at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not (A) amend, alter or repeal any provisions of the Series B Preferred Stock, Certificate of Incorporation or Bylaws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series B Preferred Stock or the holders thereof, (B) create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series B Preferred Stock with respect to liquidation or dividends, (C) directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series B Preferred Stock, (D) enter into any agreement which would prohibit or restrict the Corporation's right to pay dividends on the Series B Preferred Stock, and (E) consummate transaction which would result in a change of control of the Corporation or a sale of all or substantially all of the assets of the Company.
         (iii)    as otherwise provided by the Delaware General Corporation Law.

         (6)      Redemption
                  ----------

         The shares of Series B Preferred Stock shall be redeemable at any time in whole or in part, by the Corporation, at its option, provided (i) one (1) year has passed from the Issue Date, or (ii) at any time provided that the average closing price for the Corporation's Common Stock is at least $12.00 per share for the 10 trading days prior to the date of the Redemption Notice and as follows:

                  (i) The Corporation shall pay a Redemption Price of $5.00 per share of Series B Preferred Stock to be redeemed, payable in immediately available funds to the order of the record holder of the Series B Preferred Stock.

                  (ii) If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall select those to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine in good faith. In the event that the Company has failed to pay accrued and unpaid dividends on the Series B Preferred Stock, it may not redeem any of the then outstanding shares of the Series B Preferred Stock, unless all the then outstanding shares are redeemed, until all such accrued and unpaid dividends and (except with respect to shares to be redeemed) the then current annual dividend have been paid in full.

                  (iii) There shall be no mandatory redemption or sinking fund obligation with respect to the Series B Preferred Stock.

                  (iv) Prior to redemption, the Corporation shall deliver to each record holder of Series B Preferred Stock notice of its intention to redeem all or part of the shares of Series B Preferred Stock. The notice shall state the Redemption Date, which date shall be a business day. Notice of redemption ("Redemption Notice") shall be mailed (by United States first class mail) at least 30 days but not more than 60 days before the Redemption Date to each holder of record of shares of Series B Preferred Stock to be redeemed at the address shown on the stock books of the Company. Unless a holder of Series B Preferred Stock elects to convert his Series B Preferred Stock prior to 5:00 p.m. (Pacific Standard Time) on the Redemption Date, which a holder may do at his option anytime prior to the Redemption Date, he shall return any and all original share certificates representing Series B Preferred Stock to be redeemed to the Corporation (or such other place at set forth in the notice of redemption). At 5:00 p.m. (Pacific Standard Time) on the Redemption Date, the right of any holder to convert their shares of Series B Preferred Stock shall terminate. After the Redemption Date, dividends will cease to accrue on the shares of Series B Preferred Stock called for redemption, and all rights of the holders of such shares will terminate except the right to receive the redemption price without interest (unless the Company defaults in the payment of the redemption price). The Corporation shall use its best efforts to deliver the Redemption Price within 10 business days after receipt by the Corporation of the original shares of Series B Preferred Stock returned by the holder to the Corporation. The shares of Series B Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock.

         (7)      Exclusion of Other Rights
                  -------------------------

         Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation.

         (8)      Headings of Subdivisions
                  ------------------------

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (9)      Severability of Provisions
                  --------------------------

         If any right, preference or limitation of the Series B Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or

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

limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         (10)     Status of Reacquired Shares.
                  ---------------------------

         Shares of Series B Preferred Stock which have been issued and reacquired in any manner or converted shall (upon compliance with any applicable provisions of the laws of the State of Delaware) not be reissued as Series B Preferred Stock, but shall have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

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

         IN WITNESS WHEREOF, this Certificate has been made under the seal of the Corporation and the hands of the undersigned as of September 1, 2000.

                                        /s/ Bruce Korman
                                        ----------------
                                        Name: Bruce Korman
                                        Title: President

Attest:

/s/ Howard Brand
---------------
Howard Brand, Secretary

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